Exhibit 3.40

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TUPELO HOLDINGS LLC

a Delaware limited liability company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Limited Liability Company Agreement”) is made and entered into as of the 1st day of July, 2005, by Thomas Industries Inc., a Delaware corporation, the sole member (the “Member”).

WHEREAS, Tupelo Holdings Inc. was organized as a Delaware corporation on May 17, 1989.

WHEREAS, Tupelo Holdings Inc. converted to a limited liability company under the name Tupelo Holdings LLC (the “Company”) in accordance with the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) upon the filing of a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on December 18, 2003;

WHEREAS, pursuant to a Merger Agreement having an effective date of July 1, 2005, the ownership of the sole member changed and the sole member deems it necessary and advisable that a new limited liability company agreement be adopted on behalf of the Company.

NOW, THEREFORE, the sole Member hereby agrees as follows:

1.            Formation & Name. The Company was organized as a limited liability company pursuant to the Act by the filing of a Certificate of Formation with the Secretary of State on December 18, 2003 under the name of “Tupelo Holdings LLC.” The Company may do business under that name and under any other name or names that the Member selects subject to Section 18-102 of the Act.

2.	Term. The Company shall have a perpetual existence.

3.            Purposes. The purposes of the Company are to carry on any lawful business, purpose, or activity for which limited liability companies may be formed under the Act.

4.            Sole Member. Thomas Industries Inc., a Delaware corporation, is the sole member of the Company (the “Member”).

5.            Member Limited Liability. No Member shall be personally liable for any debts, obligations or liabilities of the Company beyond its contributions.

6.            Contributions. The Member’s capital contribution to the capital of the Company for the Member’s interest in the Company shall be reflected on the books and records of the Company.

7.            Management. The business and affairs of the Company shall be managed by one or more “Managers,” as that term is used in the Act, who shall be designated by the Member. No Member shall be allowed to be designated as a Manager of the Company. Decisions of the Managers within their scope of authority shall be binding upon the Company and the Member. Except where approval of the Member is expressly required by non-waivable provisions of the Act, the Managers shall have full and complete authority, power and discretion (subject to specific directives of the Member given from time to time) to manage and control the business, affairs and properties of the Company, to make all decisions regarding the business, affairs and properties of the Company and to perform any and all other acts and activities customary or incident to the management of the Company’s business. The initial Managers of the Company shall be Helen W. Cornell and Tracy D. Pagliara.

8.            Officers. The officers of the Company shall consist of such offices, with such duties and powers, as the Member may determine. An Officer shall remain in office unless and until removed by the Member (with or without cause) or his or her resignation, death or incapacity. Designation as an Officer shall not, of itself, create any contractual or employment rights. The initial officers of the Company shall be a President, Vice President, Secretary and Assistant Secretary. The President shall have general and active management power and authority with respect to the day to day affairs of the Company and shall perform such duties and undertake such responsibilities as the Member shall designate. The President shall see that all orders and resolutions of the Member and the Managers are carried into effect. The Secretary shall keep or cause to be kept a record of the affairs of the Company, including all orders and resolutions of the Member, the Managers and record minutes of all such items in a book to be kept for that purpose. The Secretary and the Vice President and Assistant Secretary shall perform such other duties as may be prescribed by the Member, the Managers or the President, under whose supervision he/she shall work. The following individuals shall initially hold the office set opposite his/her name below at the discretion of the Member until their respective successors are elected and qualify or until their earlier death, resignation or removal:

Helen W. Cornell	President
Tracy D. Pagliara	Vice President and Secretary
Jeremy T. Steele	Assistant Secretary

9.            Membership Interests. The Member holds 100% of the outstanding Membership Interests of the Company. Membership Interests issued pursuant hereto from time to time may be represented by a certificate of Membership Interests issued by the Company. The transfer of Membership Interests, or any portion thereof, shall not require the consent of any Member or of the Managers. The transferee will become a Member and exercise all rights and powers of a Member.

10.          Distributions. To the extent permitted by the Act, the Members shall determine annually whether to make distributions by issuing a resolution. Distributions may only be made out of the profits, retained earnings and or the total assets in excess of the Company’s fixed capital. Distributions may not be made from the Company’s fixed capital. Each Member shall participate in the amount to be distributed in proportion to their outstanding Membership Interests.

11.          Dissolution. The Company will be dissolved only upon the occurrence of any of the following events: (i) by written decision of the Member(s); or (ii) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12.          Entire Agreement. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the Members, and shall be modified or amended as provided herein.

13.          Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

* * * * * * *

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has caused this agreement to be duly executed as of the date first written above.

SOLE MEMBER

THOMAS INDUSTRIES INC.

By:           /s/ Tracy D. Pagliara

Name: Tracy D. Pagliara
Title:	Vice President and Secretary

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THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GARDNER DENVER NASH LLC

a Delaware limited liability company

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF GARDNER DENVER NASH LLC (this “Agreement”), dated as of May 12, 2005, is adopted, executed, and agreed to by the sole Member (as defined below). This Agreement amends and restates in its entirety the Second Amended and Restated Limited Liability Company Agreement of nash_elmo Industries, L.L.C. (the “Company”) dated as of September 17, 2004 (the “Old Operating Agreement”).

WHEREAS, Nash Industries, Inc. converted to a limited liability company under the name “nash_elmo Industries, L.L.C.” in accordance with the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) upon the filing of a Certificate of Conversion and a Certificate of Formation with the Secretary of State of the State of Delaware on July 26, 2001;

WHEREAS, the name of the Company was changed to “Gardner Denver Nash LLC” as of April 1, 2005;

WHEREAS, as of the date hereof, the Company merged with Gardner Denver Nash Holdings LLC, a Delaware limited liability company and formerly the sole member of the Company, with the Company being the surviving entity;

WHEREAS, the sole Member desires to enter into this Third Amended and Restated Limited Liability Company Agreement to govern the operations and affairs of the Company and its relationship with the Member and to amend and restate in its entirety the Old Operating Agreement.

NOW, THEREFORE, the sole Member hereby agrees as follows:

1.            Formation & Name. The Company was organized as a limited liability company pursuant to the Act by the filing of a Certificate of Formation with the Secretary of State on July 26, 2001 under the original name of “Nash Industries, L.L.C.” The name of the Company is “Gardner Denver Nash LLC.” The Company may do business under that name and under any other name or names that the Member selects subject to Section 18-102 of the Act.

2.	Term. The Company shall have a perpetual existence.

3.            Purposes. The purposes of the Company are to carry on any lawful business, purpose, or activity for which limited liability companies may be formed under the Act.

4.            Sole Member. Gardner Denver, Inc., a Delaware corporation, is the sole member of the Company (the “Member”).

5.            Member Limited Liability. No Member shall be personally liable for any debts, obligations or liabilities of the Company beyond its contributions.

6.            Contributions. The Company shall have a fixed capital of EURO 50,000, with the Member making a corresponding cash capital contribution. The Member will not be required to make any additional capital contributions.

7.            Management. The business and affairs of the Company shall be managed by one or more “Managers,” as that term is used in the Act, who shall be designated by the Member. No Member shall be allowed to be designated as a Manager of the Company. Decisions of the Managers within their scope of authority shall be binding upon the Company and the Member. Except where approval of the Member is expressly required by nonwaivable provisions of the Act, the Managers shall have full and complete authority, power and discretion (subject to specific directives of the Member given from time to time) to manage and control the business, affairs and properties of the Company, to make all decisions requiring the business, affairs and properties of the Company and to perform any and all other acts and activities customary or incident to the management of the Company’s business. The initial Managers of the Company shall be Helen W. Cornell and Tracy D. Pagliara.

8.            Officers. The officers of the Company (the “Officers”) shall consist of such offices, with such duties and powers, as the Member may determine. An Officer shall remain in office unless and until removed by the Member (with or without cause) or his or her resignation, death or incapacity. Designation as an Officer shall not, of itself, create any contractual or employment rights.

9.            Membership Interests. The Member holds 100% of the outstanding Membership Interests of the Company. Membership Interests issued pursuant hereto from time to time may be represented by a certificate of Membership Interests issued by the Company. The transfer of Membership Interests, or any portion thereof, shall not require the consent of any Member or of the Managers. The transferee will become a Member and exercise all rights and powers of a Member.

10.          Distributions. To the extent permitted by the Act, the Members shall determine annually whether to make distributions by issuing a resolution. Distributions may only be made out of the profits, retained earnings and/or the total assets in excess of the Company’s fixed capital. Distributions may not be made from the Company’s fixed capital. Each Member shall participate in the amount to be distributed in proportion to their outstanding Membership Interests.

11.          Dissolution. The Company will be dissolved only upon the occurrence of any of the following events: (i) by written decision of the Member(s); or (ii) upon the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12.          Entire Agreement. This Agreement supersedes all prior agreements (including the Old Operating Agreement), understandings, negotiations and discussions, whether written or oral, of the Members, and shall be modified or amended as provided herein.

13.          Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

* * * * * * *

IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, has caused this Agreement to be duly executed as of the date first written above.

GARDNER DENVER, INC.

By:        /s/ Tracy D. Pagliara

Name:	Tracy D. Pagliara
Title:	Vice President, Administration,
General Counsel and Secretary

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